                                                                     EXHIBIT (4)
- --------------------------------------------------------------------------------




                                RIGHTS AGREEMENT

                                 by and between

                          * J. C. PENNEY COMPANY, INC.

                                       and

                          MELLON INVESTOR SERVICES LLC

                                 as Rights Agent



                                   Dated as of

                                January 23, 2002


- --------------------------------------------------------------------------------

_________________

* Formerly known as J. C. Penney Holdings, Inc.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
Section 1.   Certain Definitions ..........................................................................       1

Section 2.   Appointment of Rights Agent ..................................................................       6

Section 3.   Issuance of Rights Certificates ..............................................................       6

Section 4.   Form of Rights Certificates ..................................................................       8

Section 5.   Countersignature and Registration ............................................................       8

Section 6.   Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated,
                 Destroyed, Lost or Stolen Rights Certificates ............................................       9

Section 7.   Exercise of Rights; Exercise Price; Expiration Date of Rights ................................      10

Section 8.   Cancellation and Destruction of Rights Certificates ..........................................      12

Section 9.   Reservation and Availability of Shares of Preferred Stock ....................................      12

Section 10.  Preferred Stock Record Date ..................................................................      13

Section 11.  Adjustment of Exercise Price or Number of Shares .............................................      14

Section 12.  Certification of Adjusted Exercise Price or Number of Shares .................................      17

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power .........................      18

Section 14.  Fractional Rights and Fractional Shares ......................................................      21

Section 15.  Rights of Action .............................................................................      21

Section 16.  Agreement of Right Holders ...................................................................      22

Section 17.  Rights Certificate Holder Not Deemed a Stockholder ...........................................      23

Section 18.  Concerning the Rights Agent ..................................................................      23

Section 19.  Merger or Consolidation of, or Change in Name of, the Rights Agent ...........................      23

Section 20.  Duties of Rights Agent .......................................................................      24

Section 21.  Change of Rights Agent .......................................................................      26

Section 22.  Issuance of New Rights Certificates ..........................................................      27

Section 23.  Redemption ...................................................................................      27

Section 24.  Notice of Proposed Actions ...................................................................      28

Section 25.  Notices ......................................................................................      29

Section 26.  Supplements and Amendments ...................................................................      29

Section 27.  Exchange ..................................................................................         30

Section 28.  Successors ................................................................................         31

Section 29.  Benefits of this Rights Agreement .........................................................         31

Section 30.  Delaware Contract .........................................................................         31

Section 31.  Counterparts ..............................................................................         31

Section 32.  Descriptive Headings ......................................................................         31

Section 33.  Severability ..............................................................................         31

Section 34.  Determinations and Actions by the Board of Directors, Etc. ................................         31

Exhibit A      Summary of Rights
Exhibit B      Form of Rights Certificate
Exhibit C      Form of Certificate of Designations Relating to the Terms of the
               Series A Junior Participating Preferred Stock

                                RIGHTS AGREEMENT

          Agreement, dated effective as of January 23, 2002, by and between J.
C. Penney Company, Inc., (f/k/a J. C. Penney Holdings, Inc.) a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey Limited Liability Company as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Board of Directors of the Company authorized an agreement and plan of merger (the "Merger Agreement") between the Company, J. C. Penney Company, Inc., a Delaware corporation ("JCP"), and JCP Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub");

          WHEREAS, pursuant to the Merger Agreement, Merger Sub will merge with and into JCP, with JCP surviving as a wholly-owned subsidiary of the Company (the "Merger");

          WHEREAS, pursuant to the Merger, JCP will be renamed "J. C. Penney Corporation, Inc.";

          WHEREAS, pursuant to the Merger, the Company amended and restated its certificate of incorporation to inter alia, change its name from J. C. Penney Holdings, Inc. to "J. C. Penney Company, Inc.";

          WHEREAS, pursuant to the Merger, the Company will issue one share of its Common Stock for each issued and outstanding share of common stock of 50(cent) par value per share of JCP;

          WHEREAS, in connection with the Merger, the Company has authorized the issuance of one right (a "Right") for each share of Common Stock of the Company issued at the effective time of the Merger (the "Record Date", each such Right representing the right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company (the "Preferred Stock") having the rights and preferences set forth in the Certificate of Designations, as amended, attached hereto as Exhibit C, containing the resolutions adopted by the Board of Directors on January 23, 2002, upon the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, the Board of Directors of the Company further authorized the issuance of one Right (subject to adjustment) with respect to each share of Common Stock which may be issued between the Record Date and the earlier to occur of the Distribution Date or the Expiration Date (as such terms are hereinafter defined);

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. Certain Definitions. For purposes of this Agreement, the
                     -------------------
following terms shall have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, is the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Voting Stock (as such term is hereinafter defined) of the Company then outstanding; provided, that, an Acquiring Person shall not include
(i) an Exempt Person (as such term is
hereinafter defined) or (ii) any Person, together with all Affiliates and Associates of such Person, who or which would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Voting Stock of the Company, the Beneficial Ownership of which was acquired by such Person (or his or its predecessor through merger, consolidation, amalgamation or other similar legal succession) pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person otherwise became an Acquiring Person or (B) a reduction in the number of outstanding shares of Voting Stock of the Company pursuant to a transaction or a series of related transactions approved by the Board of Directors of the Company; provided, further, that in the event such Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or
(B) of this clause (ii), such Person nonetheless shall become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional 1% or more of the Voting Stock of the Company then outstanding, unless the acquisition of such additional Voting Stock would not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of this clause (ii). Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" became the Beneficial Owner of a number of shares of Common Stock such that the Person would otherwise qualify as an "Acquiring Person" inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Rights Agreement) and without any intention of changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Rights Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board of Directors of the Company), of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer otherwise qualify as an "Acquiring Person."

          (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as in effect on the date of this Rights Agreement.

          (c) "Associate" of a Person (as such term is hereinafter defined) shall mean (i) with respect to a corporation, any officer or director thereof or of any Subsidiary (as such term is hereinafter defined) thereof, or any Beneficial Owner (as such term is hereinafter defined) of 10% or more of any class of equity security thereof, (ii) with respect to an association, joint venture or other unincorporated organization, any officer or director thereof or of a Subsidiary thereof or any Beneficial Owner of 10% or more ownership interest therein, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein, (iv) with respect to a limited liability company, any officer, director or manager thereof or of a Subsidiary thereof or any member thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein, (v) with respect to a business trust, any officer or trustee thereof or of any Subsidiary thereof, (vi) with respect to any other trust or an estate, any trustee, executor or similar fiduciary or any Person who has a 10% or greater interest as a beneficiary in the income from or principal of such trust or estate, (vii) with respect to a natural person, any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, and (viii) any Affiliate of such Person.

          (d) A person shall be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities (and correlative terms shall have correlative meanings):

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of
          Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, in each case as in effect on the date hereof; or

               (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not at that time reportable by such Person on a Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person; or

               (iii) which are Beneficially Owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in the proviso in clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Company; provided, however, that for purposes of determining Beneficial Ownership of securities under this Rights Agreement, officers and directors of the Company solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) of the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Company.

          Notwithstanding anything in this paragraph (d) to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities acquired in good faith in a firm commitment underwriting, until the expiration of forty days after the date of such acquisition.

          (e) "Book-Entry" shall mean an uncertificated book-entry for the Company's Common Stock.

          (f) "Business Day" shall mean any day other than a Saturday, Sunday, or day on which banking institutions in the State of New York, Texas or the state in which the office of the Rights Agent is located are authorized or obligated by law or executive order to close.

          (g) "Close of Business" on any given date shall mean 5:00 p.m., Dallas, Texas time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Dallas, Texas time, on the next succeeding Business Day.

          (h) "Common Stock," when used with reference to the Company, shall mean the common stock, presently 50(cent) par value, of the Company. "Common Stock," when used with reference to any Person other than the Company which shall be organized in corporate form, shall mean the capital stock or other equity security with the greatest voting power of such Person or, if such other Person is a subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person. "Common Stock," when used with reference to any Person other than the Company which shall not be organized in corporate form, shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power of such Person.

          (i) "Distribution Date" shall have the meaning set forth in Section 3(b) hereof.

          (j) "Exchange Act" shall have the meaning set forth in Section 1(b) hereof.

          (k) "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the Company or (iii) any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan.

          (l) "Exercise Price" shall have the meaning set forth in Sections 4 and 7(b) hereof.

          (m) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

          (n) "Fair Market Value" of any property shall mean the fair market value of such property as determined in accordance with Section 11(b) hereof.

          (o) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System or any successor thereto or other comparable quotation system.

          (p) "Person" shall mean any individual, firm, limited liability company, partnership, association, trust, corporation or other entity.

          (q) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

          (r) "Record Date" shall have the meaning set forth in the Recitals.

          (s) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

          (t) "Rights Certificate" shall have the meaning set forth in Section 3(d) hereof.

          (u) "Stock Acquisition Date" shall mean the first date on which there shall be a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

          (v) "Subsidiary" of a Person shall mean any company or other entity of which securities or other ownership interests having voting power sufficient to elect a majority of the Board of Directors or other persons performing similar functions are Beneficially Owned, directly or indirectly, by such Person or by any company or other entity that is otherwise controlled by such Person.

          (w) "Summary of Rights" shall have the meaning set forth in Section 3(a) hereof.

          (x) "Trading Day" shall have the meaning set forth in Section 11(b) hereof.

          (y) "Transfer Tax" shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including Rights, shares of Common Stock and shares of Preferred Stock.

          (z) "Voting Stock" shall mean (i) the Common Stock of the Company and
(ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Stock in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. For purposes of this Agreement, Voting Stock shall include securities of the type referred to in clauses (i) and (ii) above that trade on a "when issued" basis on a national securities exchange or on the NASDAQ. For purposes of this Agreement, a stated percentage of the Voting Stock shall mean a number of shares of the Voting Stock as shall equal in voting power that stated percentage of the total voting power of the then outstanding shares of Voting Stock in the election of a majority of the Board of Directors or in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

          Any determination required to be made by the Board of Directors of the Company for purposes of applying the definitions contained in this Section 1 shall be made by the Board of Directors in its good faith judgment, and such determination shall be binding on the Rights Agent and the holders of the Rights.

          Section 2. Appointment of Rights Agent. The Company hereby appoints
                     ---------------------------
the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for the acts or omissions of any such co-Rights Agent.

          Section 3. Issuance of Rights Certificates.
                     -------------------------------

          (a) On the Record Date (or as soon as practicable thereafter), the Company shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit A (the "Summary of Rights"), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

          (b) Until the Close of Business on the day which is the earlier of (i) the tenth day after the Stock Acquisition Date or such earlier or later date (not beyond the thirtieth day after the Stock Acquisition Date) as the Board of Directors may from time to time fix by resolution adopted prior to the Distribution Date that otherwise would have occurred or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 15% or more of the then outstanding shares of Voting Stock of the Company (irrespective of whether any shares are actually purchased pursuant to any such offer) (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights shall be evidenced by the Book-Entries, or certificates for, Common Stock registered in the name of the holders of Common Stock (together with, in the case of Book-Entries representing, or the certificates for, Common Stock outstanding as of the Record Date, the Summary of Rights) and not by separate Book-Entries or Rights Certificates and the record holders of the Common Stock represented by such Book-Entries or certificates shall be the record holders of the Rights represented thereby and (y) each Right shall be transferable only simultaneously and together with the transfer of a share of Common Stock (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date), transfer on the Company's Direct Registration System of any Common Stock represented by a Book-Entry or the surrender for transfer of any certificate for Common Stock shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby, whether or not accompanied by a copy of the Summary of Rights.

          (c) Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date and, in certain circumstances provided in Section 22 hereof, may be issued in respect of shares of Common Stock that become outstanding after the Distribution Date. Certificates for Common Stock and confirmations evidencing Book-Entries (including, without limitation, certificates issued upon original issuance, dispensation from the Company's treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earliest of the Distribution Date or the Expiration Date (or, in certain circumstances as provided in Section 22 hereof, after the Distribution Date) shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

               This [certificate] [confirmation] also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement between J. C. Penney Company, Inc. (the "Company") and Mellon Investor Services LLC, as Rights Agent (the "Rights Agent"), dated as of January 23, 2002, as it may be amended from time to time (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. The Company shall mail to the registered holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN
     SECTION 7(e) OF THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

          (d) As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a certificate in the form provided by
Section 4 hereof (a "Rights Certificate"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates and may be transferred by the transfer of the Rights Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

          (e) In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (i) shall, with respect to shares of Common Stock so issued or sold
(x) pursuant to the exercise of stock options or under any employee plan or arrangement or (y) upon the exercise, conversion or exchange of other securities issued by the Company prior to the Distribution Date and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that no such Rights Certificate shall be issued if, and to the extent that, (i) the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued or (ii) appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

          Section 4. Form of Rights Certificates.
                     ---------------------------

          (a) The Rights Certificates (and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock or the Rights may from time to time be listed or as the Company may deem appropriate, which do not affect the rights, duties or responsibilities of the Rights Agent, and as are not inconsistent with the provisions of this Rights Agreement. Subject to the provisions of Section 22 hereof, Rights Certificates evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of shares (including fractional shares which are integral multiples of one one-thousandth of a share) of Preferred Stock as shall be set forth therein at the price payable upon exercise of a Right provided by Section 7(b) hereof as the same may from time to time be adjusted as provided herein (the "Exercise Price").

          (b) Notwithstanding any other provision of this Rights Agreement, any Rights Certificate that represents Rights Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof or any other Person whose Rights shall become null and void pursuant to Section 7(e) shall have impressed on, printed on, written on or otherwise affixed to it (if the Company or the Rights Agent has knowledge that such Person is an Acquiring Person or an Associate or Affiliate or a nominee of any of the foregoing) the following legend:

              The Beneficial Owner of the Rights represented by this Rights Certificate is an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. Accordingly, this Rights Certificate and the Rights represented hereby shall become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

          Section 5. Countersignature and Registration.
                     ---------------------------------

          (a) Each Rights Certificate shall be executed on behalf of the Company by its Chairman of the Board, any President or any Senior or Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested to by any Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. Each Rights

Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Rights Certificate shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery of the certificate by the Company, such Rights Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company. Any Rights Certificate may be signed on behalf of the Company by any person who, on the date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, and receipt by the Rights Agent of all necessary information, the Rights Agent will keep or cause to be kept, at its principal office or one or more offices designated as the appropriate place for the surrender of Rights Certificates upon exercise or transfer, and in such other locations as may be required by law, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates and any Rights Certificates that have a legend printed thereon pursuant to Section 4(b).

          Section 6. Transfer, Split Up, Combination and Exchange of Rights
                     ------------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
- ----------------------------------------------------------------------

          (a) Subject to the provisions of Sections 7(e), 7(f) and 14(b) hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate, may be (i) transferred or (ii) split up, combined or exchanged for one or more other Rights Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Rights Certificate shall surrender the Rights Certificate at the office of the Rights Agent designated for the surrender of Rights Certificates with the form of certificate and assignment on the reverse side thereof duly endorsed (or, enclosed with such Rights Certificate, a written instrument of transfer in a form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate to be split up, combined or exchanged at the office of the Rights Agent. Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Rights Certificates. The Rights Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such Transfer Taxes have been paid.

     (b) Subject to the provisions of Sections 7(e), 7(f) and 14(b) hereof, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company shall issue and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights.
                -------------------------------------------------------------

     (a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 7(e) and 23(a) hereof). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and certificate on the reverse side thereof duly and properly executed (with signatures duly guaranteed), to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Exercise Price for each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) March 26, 2009 (or if the Distribution Date shall have occurred before March 26, 2009, at the Close of Business on the 90th day following the Distribution Date), (ii) the date on which the Rights are redeemed as provided in Section 23 hereof or (iii) the date the Rights are exchanged pursuant to Section 27 hereof (such earlier date being herein referred to as the "Expiration Date").

     (b) The Exercise Price shall initially be $140 for each one one-thousandth (1/1,000) of a share of Preferred Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of shares of Preferred Stock or other securities to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.

     (c) Except as otherwise provided herein, upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase duly and properly, executed, accompanied by payment by certified check, cashier's check, bank draft or money order payable to the Company or the Rights Agent of the Exercise Price for the shares to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Rights Certificate in accordance with Section 9(e) hereof, the Rights Agent shall thereupon promptly (i) requisition from any registrar or transfer agent (as may be appropriate) of the Preferred Stock of the Company one or more certificates representing the number of shares of Preferred Stock to be so purchased, and the Company hereby authorizes and directs such registrar or transfer agent (as may be appropriate) to comply with all such requests, (ii) as provided in Section 14(b), at the election of the Company, cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock, (iii) if the election provided for in the immediately preceding clause (ii) has not been made, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14(b) hereof, (iv) after receipt of such Preferred Stock certificates and, if applicable, depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (v) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate; provided, however, that in the case of a purchase of securities, other than Preferred Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (v) of this Section 7(c). Notwithstanding the foregoing provisions of this Section 7(c), the Company may suspend the issuance of shares of Preferred Stock upon exercise of a Right for a reasonable period with prompt notice of such to the Rights Agent, not in excess of 120 days, during which the Company seeks to register under the Securities Act of 1933, as amended (the "Act"), and any applicable securities law of any other jurisdiction, the shares of Preferred Stock to be issued pursuant to the Rights; provided, however, that nothing contained in this Section 7(c) shall relieve the Company of its obligations under Section 9(c) hereof.

     (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or his assignee, subject to the provisions of Section 14(b) hereof.

     (e) Notwithstanding any provision of this Rights Agreement to the contrary, from and after the time (the "Invalidation Time") when any Person first becomes an Acquiring Person, any Rights that are Beneficially Owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the Invalidation Time or (z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Invalidation Time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, agreement, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of the Persons referred to in either clause (y) or (z) above, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement. The Company shall notify the Rights Agent when this Section 7(e) applies and the Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but the Company and the Rights Agent shall have no liability to any holder of a Rights Certificate or any other Person as a result of the Company's failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Rights Certificate shall be issued pursuant to Section 3 hereof that represents Rights Beneficially Owned by an Acquiring Person or any other Person whose Rights would be null and void pursuant to the provisions of this Section

7(e) or any Associate, Affiliate or nominee thereof; no Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any other Person whose Rights would be null and void pursuant to the provisions of this Section 7(e) or any Associate, Affiliate or nominee thereof; and any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the provisions of this
Section 7(e) shall be canceled.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof or a Person referred to in clause (y) or (z) of Section 7(e) and such other information as the Company or the Rights Agent shall reasonably request.

     Section 8. Cancellation and Destruction of Rights Certificates. All Rights
                ---------------------------------------------------
Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. Reservation and Availability of Shares of Preferred Stock.
                ---------------------------------------------------------
     (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or out of authorized and issued shares of Preferred Stock held in its treasury, such number of shares of Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights. The Company shall take such action as may be required for it to comply with the foregoing sentence of this Section 9(a).

     (b) The Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock issued or reserved for issuance in accordance with this Rights Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Stock is listed or, if the principal market for the Common Stock is not on any national securities exchange, to be eligible for quotation on NASDAQ or any successor thereto or other comparable quotation system.

     (c) The Company covenants and agrees that it will take all such actions as may be necessary to insure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates, for such shares

(subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

     (d) The Company shall use its best efforts to (i) file, as soon as practicable following the occurrence of the event described in Section 11(a)(ii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the shares of Preferred Stock purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for Preferred Stock, or (B) the Expiration Date. The Company may temporarily suspend (without notice thereof to the Rights Agent), for a period of time not to exceed 120 days, the issuance of shares of Preferred Stock upon exercise of a Right in order to prepare and file a registration statement under the Act and permit it to become effective. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "Blue Sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Act (if required) shall have been declared effective.

     (e) The Company covenants and agrees that it will pay when due and payable any and all Transfer Taxes which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Preferred Stock issued or delivered upon the exercise of Rights. The Company shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Rights Certificate to a Person other than, or the issuance or delivery of certificates for Preferred Stock upon exercise of Rights in a name other than that of, the registered holder of the Rights Certificate, and the Company shall not be required to or issue or deliver a Rights Certificate or certificate for Preferred Stock to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such Transfer Tax is due.

     Section 10. Preferred Stock Record Date. Each Person in whose name any
                 ---------------------------
certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the

Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Exercise Price or Number of Shares. The Exercise
                 ------------------------------------------------
Price and the number of shares of Preferred Stock which may be purchased upon exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i)   In the event the Company shall at any time after the date of this
     Rights Agreement (A) declare or pay any dividend on Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then and in each such event the number of shares of Preferred Stock issuable upon the exercise of a Right after the record date for such event (if one shall have been established or, if not, after the date of such event) shall be the number of shares of Preferred Stock issuable immediately prior to such event multiplied by a fraction the numerator of which is the number of Rights outstanding immediately prior to such event and the denominator of which is the number of Rights outstanding immediately after such event and the Exercise Price after such event shall be the Exercise Price in effect immediately prior to such event multiplied by such fraction. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

          (ii) Subject to Section 27 of this Agreement, in the event that any Person (other than an Exempt Person), alone or together with its Affiliates and Associates, shall become an Acquiring Person, then, subject to the last sentence of Section 23(a) and except as otherwise provided in this Section 11, each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive upon exercise of such Right in accordance with the terms of this Rights Agreement and payment of the Exercise Price, the greater of (1) the number of one one-thousandths of a share of Preferred Stock for which such Right was exercisable immediately prior to the first occurrence of the event described in this Section 11(a)(ii) (whether or not the Rights are then exercisable) or (2) such number of one one-thousandths of a share of Preferred Stock as shall equal the result obtained by dividing the Exercise Price by 50% of the Fair Market Value of one one-thousandth of a share of Preferred Stock (determined pursuant to Section 11(b) hereof) on the date of such first occurrence; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of
     Section 13 hereof, then only the provisions of Section

     13 hereof shall apply and no adjustment shall be made pursuant to this
     Section 11(a)(ii).

          (iii) In the event that the Company does not have available sufficient authorized but unissued Preferred Stock to permit the adjustments required pursuant to the foregoing subparagraph (i) or the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such actions as may be necessary to authorize and reserve for issuance such number of additional shares of Preferred Stock as may from time to time be required to be issued upon the exercise in full of all Rights from time to time outstanding and, if necessary, shall use its best efforts to obtain stockholder approval thereof. In lieu of issuing shares of Preferred Stock in accordance with the foregoing subparagraphs (i) and
     (ii), the Company may, if the Board of Directors determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to issue or pay, upon the exercise of the Rights,
     (A) cash, (B) other equity securities of the Company, (C) debt securities of the Company, (D) other assets or (E) any combination of the foregoing, in each case, having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Preferred Stock which otherwise would have been issuable pursuant to Section 11(a)(ii), which Fair Market Value shall be determined by an investment banking firm selected by the Board of Directors. For purposes of the preceding sentence, the Fair Market Value of the Preferred Stock shall be as determined pursuant to Section 11(b). Subject to Section 23 hereof, any such election by the Board of Directors of the Company must be made and publicly announced (with prompt notice thereof to the Rights Agent) within thirty (30) days after the date on which the event described in Section 11(a)(ii) occurs.

     (b) For the purpose of this Rights Agreement, the "Fair Market Value" of any share of Preferred Stock, Common Stock or any other stock or any Right or other security or any other property on any date shall be determined as provided in this Section 11(b). In the case of a publicly-traded stock or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to but not including such date; provided, however, that in the event that the Fair Market Value per share of any share of Common Stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on such stock payable in shares of Common Stock or securities convertible into shares of Common Stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day. If a security is not publicly held or not so listed or traded, "Fair Market Value" shall mean the fair value per share of stock or per other unit of such other security, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors of the Company, or, if no such investment banking firm is, in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors of the Company; provided, however, that for purposes of making the adjustment provided for by Section 11(a)(ii) hereof, the Fair Market Value of a share of Preferred Stock shall not be less than 100% of the product of the Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock (as defined in the provisions of the Certificate of Designations relating to the Preferred Stock) and shall not exceed 105% of the product of the then Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock. In the case of property other than securities, the "Fair Market Value" thereof shall be determined in good faith by the Board of Directors of the Company based upon such appraisals or valuation reports of such independent experts as the Board of Directors of the Company shall in good faith determine to be appropriate in accordance with good business practices and the interests of the holders of Rights. Any such determination of Fair Market Value shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and shall be conclusive for all purposes.

     (c) All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth of a share, as the case may be.

     (d) Irrespective of any adjustment or change in the Exercise Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares to be issued upon exercise of the Rights as in the initial Rights Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

     (e) Before taking any action that would cause an adjustment reducing the purchase price per whole share of Preferred Stock upon exercise of the Rights below the then par value, if any, of the shares of Preferred Stock, the Company shall use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Preferred Stock at such adjusted purchase price per share.

     (f) Anything in this Section 11 to the contrary notwithstanding, in the event of any reclassification of stock of the Company or any recapitalization, reorganization or partial liquidation of the Company or similar transaction, the Company shall be entitled to make such further adjustments in the number of shares of Preferred Stock which may be acquired upon exercise of the Rights, and such adjustments in the Exercise Price therefor, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as the Board of Directors of the Company shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Rights Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Company, result in the stockholders of the Company being subject to any United States federal income tax liability by reason thereof.

     (g) In the event the Company shall at any time after the Record Date make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, in cash or any debt security, debt instrument, real or personal property or any other property (other than any shares of Common Stock or other capital stock of the Company and other than any right or warrant to acquire any such shares, including any debt security convertible into or exchangeable for any such share, at less than the Fair Market Value of such shares) and the amount of such cash dividend or the Fair Market Value of such debt security, debt instrument or property exceeds 150% of the aggregate amount of the cash dividends declared or paid on the Common Stock of the Company in the 15-month period immediately preceding such distribution, then and in each such event, unless such distribution is part of or is made in connection with a transaction to which Section 11(a)(ii) or Section 13 hereof applies, the Exercise Price shall be reduced by an amount equal to the cash or the Fair Market Value of such distribution, as the case may be, per share of Common Stock of the Company. For purposes hereof, the Fair Market Value of any property distributed to the holders of shares of Common Stock of the Company shall be the Fair Market Value of such property as determined by an independent investment banking firm experienced in the valuation of securities or the other property so distributed, as the case may be, selected in good faith by the Board of Directors of the Company, or, if no such investment banking firm is in the good faith judgment of the Board of Directors available to make such determination, in good faith by the Board of Directors of the Company, whose determination shall be final and binding on the Company, the Rights Agent and the holders of Rights.

     Section 12. Certification of Adjusted Exercise Price or Number of Shares.
                 ------------------------------------------------------------
Whenever an adjustment is made as provided in Section 11, 13 or 23(c), the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts and computations giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights

Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11, 13 or 23(c) of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning
                 --------------------------------------------------------------
Power.
- -----

     (a) In the event that, at any time after the time that any Person becomes an Acquiring Person, (x) the Company shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons (other than an Exempt Person or Persons) and the Company shall not be the surviving or continuing company of such consolidation or merger, or (y) any Person or Persons (other than an Exempt Person) shall, directly or indirectly, consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving company of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (other than an Exempt Person) or of the Company or cash or any other property, or (z) the Company or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person or any Affiliate or Associate of such Person, in one or more transactions, or the Company or one or more of its Subsidiaries shall sell or otherwise transfer to any Persons in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that (i) each holder of record of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof and payment of the Exercise Price in accordance with the terms of this Rights Agreement, such number of shares of validly issued, fully paid, non-assessable and freely tradable Common Stock of the Principal Party (as defined herein), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Exercise Price by 50% of the Fair Market Value of the Common Stock of the Principal Party on the date of the consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "Company" for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 hereof applicable to the reservation of Preferred Stock) in connection with such consummation as may be necessary to insure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any event described in clause (x), (y) or (z) above of this Section 13(a).

     (b)  "Principal Party" shall mean:

          (i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which shares of Common Stock of the Company are changed or otherwise exchanged or converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

          (ii) in the case of any transaction described in (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding; provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding.

     (c) The Company shall not consummate any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit exercise in full of all Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Rights Agreement in accordance with Section 13(a) hereof and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Rights Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) hereof, the Principal Party will:

          (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

          (ii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ; and

          (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act. In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in
     Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall, subject to the provisions of Section 7(e) hereof, thereafter be exercisable in the manner described in Section 13(a).

     (d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or By-Laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Fair Market Value per share (determined pursuant to Section 11(b) hereof) or securities exercisable for, or convertible into, Common Stock of such

Principal Party at less than such then Fair Market Value (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

     Section 14. Fractional Rights and Fractional Shares.
                 ---------------------------------------

     (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights (i.e., Rights to acquire less than one one-thousandth of a share of Preferred Stock), unless such fractional Rights result from a transaction referred to in Section 11(a)(i) hereof. If the Company shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

     (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one-thousandth of a share) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one-thousandth of a share). In lieu of issuing fractions of shares of Preferred Stock, the Company may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Preferred Stock. With respect to fractional shares that are not integral multiples of one-thousandth of a share, if the Company does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a share of Preferred Stock.

     (c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share) upon exercise of a Right.

     Section 15. Rights of Action. All rights of action in respect of this
                 ----------------
Rights Agreement, except the rights of action given to the Rights Agent under this Agreement, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and, in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Rights Agreement.

        Section 16. Agreement of Right Holders. Each holder of a Right, by
                    --------------------------
accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

        (a) Prior to the Distribution Date, the Rights shall be evidenced by the Book-Entries representing, or the certificates for, Common Stock registered in the name of the holders of Common Stock (together, as applicable, with the Summary of Rights), which Book-Entries representing, or the certificates for, Common Stock shall also constitute certificates for Rights, and not by separate Rights Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock;

        (b) After the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

        (c) The Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Book-Entry representing, or certificate for, Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

        (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation. The Company must use its best efforts to have any such order, judgment or ruling lifted or otherwise overturned as soon as possible; and

        (e) Rights Beneficially Owned by certain Persons will under certain circumstances set forth in this Agreement become null and void pursuant to
Section 7(e) hereof; and

        (f) This Agreement may be supplemented or amended from time to time pursuant to Section 26 hereof.

        Section 17. Rights Certificate Holder Not Deemed a Stockholder. No
                    --------------------------------------------------
holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof (except as provided in Section 7(f) hereof), or to give or withhold consent to any corporate action (except as provided in Section 7(f) hereof), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

        Section 18. Concerning the Rights Agent.
                    ---------------------------

        (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration, preparation, delivery, amendment and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, as each is finally determined by the court of competent jurisdiction, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including without limitation, the costs and expenses of defending against any claim of liability relating directly or indirectly to the Rights or this Rights Agreement. The indemnity provided herein shall survive the termination of this Agreement and the termination and the expiration of the Rights and the resignation or removal of the Rights Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

        (b) The Rights Agent shall be authorized and protected against, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its acceptance and administration of this Rights Agreement or the exercise or performance of its duties hereunder in reliance upon any Rights Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

        Section 19. Merger or Consolidation of, or Change in Name of, the Rights
                    ------------------------------------------------------------
Agent.
- -----

        (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights

Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Agreement.

        (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Agreement.

        Section 20. Duties of Rights Agent. The Rights Agent undertakes only the
                    ----------------------
duties and obligations expressly imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates by their acceptance thereof shall be bound:

        (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advise or opinion.

        (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the identity of any Acquiring Person and the determination of current per share market price) be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, any President or any Senior or Executive Vice President of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

        (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct, as each is finally determined by a court of competent jurisdiction. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

        (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e) The Rights Agent shall not have any liability for nor be under any liability or responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible or liable for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Rights Certificate; nor shall it be responsible or liable for any adjustment required under the provisions of Sections 3, 11, 13, 23 and 27 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate furnished pursuant to Section 12, describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Rights Agreement or any Rights Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

        (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Rights Agreement.

        (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, any President or any Senior or Executive Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such advice or instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with the advice or instructions of any such officer or for any delay in acting while waiting for such advice or instructions. Any application by the Rights Agent for written advice or instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

        (h) The Rights Agent and any shareholder, director, Affiliate, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become financially interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

        (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (as each is finally determined by a court of competent jurisdiction), in the selection and continued employment thereof.

        (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

        (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof), the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

        Section 21. Change of Rights Agent. The Rights Agent or any successor
                    ----------------------
Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days notice in writing mailed to the Company and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state thereof or the District of Columbia, in good standing, which is authorized to do business under such laws and is subject to supervision or examination by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate controlled by a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

        Section 22. Issuance of New Rights Certificates. Notwithstanding any of
                    -----------------------------------
the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Rights Agreement.

        Section 23. Redemption.
                    ----------

        (a) The Company may, at its option, but only by the vote of a majority of the Board of Directors, redeem all but not less than all of the then outstanding Rights, at any time prior to the Close of Business on the earlier of
(i) the tenth day following the Stock Acquisition Date (subject to extension by the Company as provided in Section 26 hereof) or (ii) the Close of Business on the Expiration Date, at a redemption price of $0.005 per Right, subject to adjustments as provided in subsection (c) below (the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) prior to the expiration of the Company's right of redemption hereunder.

        (b) Without any further action and without any notice, the right to exercise the Rights will terminate effective at the time so designated by action of the Board of Directors ordering the redemption of the Rights and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the effective time of the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the Board of Directors, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares (and, at the Company's election pursuant to Section 14(b) hereof, cash or depositary receipts in lieu of fractions of shares other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share) of Preferred Stock or Common Stock having a Fair Market Value equal to such cash payment.

        (c) In the event the Company shall at any time after the date of this Rights Agreement (A) pay any dividend on Common Stock in shares of Common Stock,
(B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, or (D) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving company), then, and in each such event, the Redemption Price shall be appropriately adjusted to reflect the foregoing.

        Section 24. Notice of Proposed Actions.
                    --------------------------

        (a) In case the Company, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) or 11(g) or
(ii) to offer to the holders of record of its Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Preferred Stock or Common Stock or any recapitalization or reorganization of the Company, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Rights Certificate and the Rights Agent, in accordance with Section 25, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i) or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock or Preferred

Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

        (b) In case any of the transactions referred to in Section 11(a)(i), 11(g) or 13 of this Rights Agreement are proposed, then, in any such case, the Company shall give to each holder of Rights and the Rights Agent, in accordance with Section 25 hereof, notice of the proposal of such transaction at least 10 days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under
Section 11(a)(i), 11(g) or 13 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.

        Section 25. Notices. Notices or demands authorized by this Rights
                    -------
Agreement to be given or made by the Rights Agent or by the holder of record of any Rights Certificate or Right to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                          J. C. Penney Company, Inc.
                          6501 Legacy Drive
                          Plano, TX  75024-3698
                          (972) 431-1000
                          Attention: Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Rights Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                          Mellon Investor Services LLC
                          2323 Bryan Street, Suite 2300
                          Dallas, Texas 75201
                          Attention:  Tim Reagan

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Rights Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

        Section 26. Supplements and Amendments. For as long as the Rights are
                    --------------------------
then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. At any time when the Rights are not then redeemable, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Rights Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, provided that no such supplement or amendment pursuant to this clause (iii) shall materially adversely affect the interest of the holders of Rights Certificates. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, and such supplement or amendment does not change or increase the Rights Agent's rights, duties, liabilities or obligations, the Rights Agent shall execute such supplement or amendment.

        Section 27.  Exchange.
                     --------

        (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Stock then outstanding.

        (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 27 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange with prompt notice thereof to the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

        (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 27, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

        (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 27.

        Section 28. Successors. All of the covenants and provisions of this
                    ----------
Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        Section 29. Benefits of this Rights Agreement. Nothing in this Rights
                    ---------------------------------
Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Rights Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights).

        Section 30. Delaware Contract. This Rights Agreement and each Rights
                    -----------------
Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

        Section 31. Counterparts. This Rights Agreement may be executed in any
                    ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        Section 32. Descriptive Headings. Descriptive headings of the several
                    --------------------
Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        Section 33. Severability. If any term, provision, covenant or
                    ------------
restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this rights agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 34. Determinations and Actions by the Board of Directors, Etc.
                    ---------------------------------------------------------

        (a) The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations

(including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall
(x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights. The Rights Agent may, without any obligation or duty to investigate or inquire whatsoever, assume that all actions, calculations, interpretations and determinations which are done or made by the Board of Directors, have been done or made in good faith.

        (b) It is understood that the TIDE Committee (as described below) of the Board of Directors shall review and evaluate this Agreement in order to consider whether the maintenance of this Agreement continues to be in the interests of the Company, its shareholders and any other relevant constituencies of the Company, at least every three years, or sooner if any Person shall have made a proposal to the Company, or taken any other action, that, if effective, could cause such Person to become an Acquiring Person hereunder, if a majority of the members of the TIDE Committee shall deem such review and evaluation appropriate after giving due regard to all relevant circumstances. Following each such review, the TIDE Committee will communicate its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether this Agreement should be modified or the Rights should be redeemed. The TIDE Committee shall be appointed by the Board of Directors of the Company and shall be comprised of Directors of the Company who are not officers, employees or Affiliates of the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, this 23rd day of January, to be effective as of the day and year first above written.

                               J. C. PENNEY COMPANY, INC.
                               (f/k/a J. C. Penney Holdings, Inc.)


                               By        /s/ C. R. Lotter
                                    --------------------------------------------
                                    Name:    C. R. Lotter
                                    Title:   Executive Vice President,
                                             Secretary and General Counsel

                               MELLON INVESTOR SERVICES LLC,
                               as Rights Agent

                               By        /s/ Tim R. Reagan
                                    --------------------------------------------
                                    Name: Tim R. Reagan
                                    Title:  Assistant Vice President

                                                                       EXHIBIT A
                                                             TO RIGHTS AGREEMENT

     UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

                           J. C. PENNEY COMPANY, INC.

                          SUMMARY OF RIGHTS TO PURCHASE
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     On January 27, 2002, J. C. PENNEY COMPANY, INC. (the "Company"), as part of a restructuring, issued one preferred stock purchase right for each outstanding share of Common Stock of 50(cent) par value per share (the "Common Stock") of the Company held by stockholders of record on January 27, 2002. Each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1,000) of a share of preferred stock of the Company, designated as Series A Junior Participating Preferred Stock (the "Preferred Stock") at a price of $140 per one one-thousandth (1/1,000) of a share (the "Exercise Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of January 23, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent (the "Rights Agent").

     As discussed below, initially the Rights will not be exercisable, certificates representing the rights will not be sent to stockholders and the Rights will automatically trade with the Common Stock.

     The Rights, unless earlier redeemed by the Board of Directors, become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day following the first date (the "Stock Acquisition Date") on which there is a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Company (an "Acquiring Person") or such earlier or later date (not beyond the thirtieth day after the Stock Acquisition Date) as the Board of Directors may determine or (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the ownership of 15% or more of the Company's outstanding voting stock (even if no shares are actually purchased pursuant to such offer); prior thereto, the Rights will not be exercisable, will not be represented by a separate certificate, and will not be transferable apart from the Common Stock, but will instead be evidenced, (i) with respect to any of the shares of Common Stock held in uncertificated book-entry form (a

"Book-Entry") outstanding as of the Record Date, by such Book-Entry and (ii) with respect to the shares of Common Stock evidenced by Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate, together with a copy of this Summary of Rights. An Acquiring Person does not include (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan or (D) any person or group whose ownership of 15% or more of the shares of voting stock of the Company then outstanding results solely from (i) any action or transaction or transactions approved by the Board of Directors before such person or group became an Acquiring Person or (ii) a reduction in the number of outstanding shares of voting stock of the Company pursuant to a transaction or transactions approved by the Board of Directors provided that any person or group that does not become an Acquiring Person by reason of clause (i) or (ii) above shall become an Acquiring Person upon acquisition of an additional 1% or more of the Company's voting stock then outstanding unless such acquisition of additional voting stock will not result in such person or group becoming an Acquiring Person by reason of such clause (i) or (ii). For purposes of the foregoing, outstanding voting stock of the Company includes voting stock that trades on a "when issued" basis on a national securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ").

     Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued on and after January 27, 2002 will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), transfer on the Company's Direct Registration System of any Common Stock represented by a Book-Entry or a certificate outstanding as of January 27, 2002, and, in each case, with or without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such Book-Entry or certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights from and after the Distribution Date.

     The Rights are not exercisable until the Distribution Date. Unless earlier redeemed by the Company as described below, the Rights will expire at the close of business on March 26, 2009 (the "Expiration Date") (or, if the Distribution Date shall have occurred before March 26, 2009, at the close of business on the 90th day following the Distribution Date).

     The Preferred Stock is nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock (i) subordinate to any other series of the Company's preferred stock and (ii) senior to the Common Stock. The Preferred Stock may not be issued except upon exercise of Rights. Each share of Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to (i) 1,000 times the cash dividends declared on the Company's Common Stock, and (ii) a preferential cash dividend, if any, in preference to holders of Common Stock in an amount equal to $50.00 per share of Preferred Stock less the per share amount of all cash dividends declared on the Preferred Stock pursuant to clause (i) since the immediately preceding quarterly dividend payment date. In addition, Preferred Stock is entitled to 1,000 times any noncash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of the liquidation of the Company, the holders of Preferred Stock will be entitled to receive, for each share of Preferred Stock, a payment in an amount equal to the greater of $1.00 per one one-thousandth of a share plus accrued and unpaid dividends and distributions thereon or 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. The rights of Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions. If the dividends accrued on the Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of the Preferred Stock of the Company of all series (including the Preferred Stock) will have the right to elect two members to the Company's Board of Directors.

     The number of shares of Preferred Stock issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

     Unless the Rights are earlier redeemed, in the event that, after the time that a Person becomes an Acquiring Person, the Company were to be acquired in a merger or other business combination (in which any shares of Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record, other than the Acquiring Person, of a Right will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price.

     In addition, unless the Rights are earlier redeemed, in the event that a person or group becomes an Acquiring Person, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of one one-thousandths of a share of Preferred Stock having a market value at the time of the transaction equal to two times the Exercise Price (such market value to be determined with reference to the market value of the Company's Common Stock as provided in the Rights Agreement).

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding voting stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

     Fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share) may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares which are not integral multiples of one one-thousandth of a share.

     At any time on or prior to the close of business on the earlier of (i) the tenth day after the Stock Acquisition Date (or such later date as a majority of the Board of Directors may determine) or (ii) the Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.005 per Right (the "Redemption Price"). Immediately upon the effective time of the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     For as long as the Rights are then redeemable, the Company may amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such.

     A Directors Committee consisting of Directors who are neither officers, employees nor affiliates of the Company will review the Rights Plan at least every three years and, if a majority of the members of this Directors Committee deems it appropriate, may recommend a modification or termination of the Rights Plan.

     Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company's report on Form 8-K dated January 27, 2002. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated in this summary description by reference.

                                                                       EXHIBIT B
                                                             TO RIGHTS AGREEMENT

                          [Form of Rights Certificate]

Certificate No. W -                                              ________ Rights

     NOT EXERCISABLE AFTER (I) MARCH 26, 2009, OR (II) IF THE DISTRIBUTION DATE (AS DEFINED BELOW) SHALL HAVE OCCURRED BEFORE THE DATE SPECIFIED IN CLAUSE
     (I), THE DATE WHICH IS NINETY (90) DAYS AFTER MARCH 26, 2009, OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $0.005 PER RIGHT (SUBJECT TO ADJUSTMENT), ON THE TERMS SET FORTH OR REFERRED TO IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

                               Rights Certificate

          This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of January 23, 2002 (the "Rights Agreement") between J. C. Penney Company, Inc. [formerly J. C. Penney Holdings, Inc.] (the "Company"), and Mellon Investor Services LLC, as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York City time) on March 26, 2009 (or if the Distribution Date shall have occurred before March 26, 2009, at the Close of Business on the 90th day following the Distribution Date) at the office of the Rights Agent designated in the Rights Agreement for such purpose, or its successor as Rights Agent, one one-thousandth (1/1,000) of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, without par value, of the Company (the "Preferred Stock") at a purchase price of $140, as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Exercise Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase attached hereto duly executed.

     As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Rights Certificate, as provided in the Rights Agreement.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of Rights Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option or under certain other circumstances at a redemption price of $0.005 per Right. No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Company may cause depositary receipts to be issued and/or a cash payment may be made, as provided in the Rights Agreement.

          No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement. This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________, ____.

ATTEST:

_____________________________                    By:____________________________
Secretary                                           Title:

Countersigned:

MELLON INVESTOR SERVICES LLC, as Rights Agent

By:______________________________

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                  (To be executed by the registered holder if such holder desires to transfer the Rights Certificates.)

                  FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto ______________________________________________
_____________________________________________________________________ (Please
print name and address of transferee)
_____________________________________________________________________ Rights
evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ________________, ____

                                                ________________________________
                                                Signature

Signature Guaranteed:

                                   Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate [_] is [_] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

          (2) after due inquiry and to the best knowledge of the undersigned, it [_] did [_] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated: ________________, ____              _____________________________________
                                           Signature

                                     NOTICE

          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if registered holder
                  desires to exercise the Rights Certificate.)

TO:_________________


          The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

          Please insert social security

          or other identifying number: _________________________________
________________________________________________________________________________
(Please print name and address)

_______________________________________________________ If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

          Please insert social security

          or other identifying number: ______________________________
________________________________________________________________________________
(Please print name and address)
________________________________________________________________________________
Dated: ________________, ____

                                        ________________________________________
                                        Signature
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        fact of this Rights Certificate)

Signature Guaranteed:

                                                                       EXHIBIT C
                                                             TO RIGHTS AGREEMENT

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                           J. C. PENNEY COMPANY, INC.

                     Pursuant to Section 151 of the Delaware
                             General Corporation Law

          J. C. Penney Company, Inc., a company organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY that pursuant to authority conferred on the Board of Directors of the Company by its Certificate of Incorporation and the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors on January 22, 2002 adopted the following resolution:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Company be, and hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          Section 1. Designation and Amount. The shares of such series shall be
                     ----------------------
designated "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 1,600,000.

          Section 2.   Dividends and Distributions.
                       ---------------------------

          (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, 50(cent) par value per share, of the Company (the "Common Stock") and (ii) a preferential cash dividend ("Preferential Dividend"), if any, on the first day of February, May, August and November of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount equal to $50.00 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence and other than a distribution of shares of Common Stock or other capital stock of the Company and other than a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share), at a price less than the Current Market Price of such share, then, and in each such event the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Company a distribution, in like kind, of 1,000 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and the second sentence of this paragraph are hereinafter referred to as "Participating Dividends," and the multiple of such cash and noncash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 1,000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple". In the event the Company shall at any time after March 26, 1999 (the "Effective Date") declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or issue any of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth of the Certificate of Incorporation of the Company relating to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends, the Company shall declare each Participating Dividend at the same time it declares any cash or noncash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or noncash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid or set aside for payment on the Series A Preferred Stock.

          (C) Preferential Dividends shall begin to accumulate on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accumulated but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  Section 3. Voting Rights. The holders of shares of Series A
                             -------------
Preferred Stock shall have the following voting rights:

                  (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall at any time after the Effective Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or issue any of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in the Certificate of Incorporation, in any resolution or resolutions of the Board of Directors of the Company providing for the issue of any other series of Preferred Stock or by law, the holders of shares of Series A Preferred Stock, the holders of shares of Common Stock and the holders of shares of any other class or series of capital stock of the Company entitled to vote generally for the election of directors shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                  (C) In the event that the Preferential Dividends accrued on the Series A Preferred Stock for four or more consecutive quarterly periods shall not have been declared and paid or set apart for payment, the holders of record of the Series A Preferred Stock, voting together with the holders of record of any other series of Preferred Stock of the Company which shall then have the right, expressly granted by the Certificate of Incorporation of the Company or in any resolution or resolutions of the Board of Directors of the Company providing for the issue of such shares of Preferred Stock, to elect directors upon such a default in the payment of dividends by the Company shall have the right, at the next meeting of stockholders called for the election of directors, voting together as a class, to elect two members to the Board of Directors, which directors shall be in addition to the number provided for pursuant to the Company's Bylaws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law. Subject to the foregoing, any directors elected pursuant to this paragraph 3(C) shall be elected annually and shall not constitute members of any Class of directors as contemplated by Article Sixth of the Company's Certificate of Incorporation.

                  (D) Except as otherwise required by law or set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth herein) for the taking of any corporate action.

                  Section 4.   Certain Restrictions.
                               --------------------

                  (A) Whenever Preferential Dividends or Participating Dividends are in arrears or the Company shall be in default in payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) except as permitted by subparagraph (iv) of this paragraph (A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company ranking junior to the Series A Preferred Stock unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  (C) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement between the Company and the Rights Agent, a copy of which is on file with the Secretary of the Company at the principal executive office of the Company and shall be made available to holders of record of Common Stock or Series A Preferred Stock without charge upon written request therefor addressed to the Secretary of the Company. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

                  Section 5. Reacquired Shares. Any shares of Series A Preferred
                             -----------------
Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                  Section 6. Liquidation, Dissolution or Winding Up. Upon any
                             --------------------------------------
voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior to the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, the greater of (A) $1,000 ($1.00 per one one-thousandth of a share) plus an amount equal to all accumulated and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (B) the amount equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, or
(ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock shall be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount," and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, which shall be

1,000 but may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple." In this event the Company shall at any time after the Effective Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or issue any of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7.        Certain Reclassifications and Other Events.
                                    ------------------------------------------

                  (A) In the event that holders of shares of Common Stock receive after the Effective Date, in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise ("Transaction"), then in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

                  (B) In the event that holders of shares of Common Stock receive after the Effective Date, in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Current Market Price (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Current Market Price of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                  (C) In the event that holders of shares of Common Stock receive after the Effective Date in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company, (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined), (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distribution upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Current Market Price of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Current Market Price of a share of such capital stock immediately after the distribution of such right or warrant.

                  (D) For purposes of this Certificate of Designations, the "Current Market Price" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Current Market Price of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then and in each such event, the Current Market Price shall be appropriately adjusted by the Board of Directors to reflect the Current Market Price of such stock to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Current Market Price thereof as aforesaid, "Current Market Price" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors. In either case referred to in the foregoing sentence, the determination of Current Market Price shall be described in a statement filed with the Secretary of the Company.

                  Section 8. Consolidation, Merger, etc. In the event that the
                             --------------------------
Company shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such event each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Dividend Multiple, the Vote Multiple or the Liquidation Multiple in effect immediately prior to such event.

                  Section 9.  Effective Time of Adjustments.
                              -----------------------------

                  (A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                  (B) The Company shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect on any shares of any adjustment to the dividend rights, voting rights or rights upon liquidation, dissolution or winding up of the Company required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

                  Section 10. No Redemption. The shares of Series A Preferred
                              -------------
Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions of the Certificate of Designations setting forth the rights, powers and preferences of the Series A Preferred Stock and the Certificate of Incorporation of the Company.

                  Section 11. Ranking. Unless otherwise provided in the
                              -------
Certificate of Incorporation or a certificate of designations relating to a subsequent series of Preferred Stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock.

                  Section 12. Amendment. After the Distribution Date (as defined
                              ---------
in the Rights Agreement), the provisions of the Certificate of Designations setting forth the rights, powers and preferences of the Series A Preferred Stock and the Certificate of Incorporation shall not be amended in any manner which would materially affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of 66 2/3% of more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                  IN WITNESS WHEREOF, J. C. Penney Company, Inc. has caused this Certificate of Designations to be signed and attested this 23rd day of January 2002.

                                               J. C. PENNEY COMPANY, INC.



                                               By: _____________________________
                                                   Charles R. Lotter
                                                   Executive Vice President,
                                                   Secretary and General Counsel

ATTEST:


____________________________
Name:
Title: